UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	BGG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 27, 2020, Briggs & Stratton Corporation (the “Company”) and Briggs & Stratton AG (“B&S AG”) entered into Amendment No. 4 to Revolving Credit Agreement (the “Amendment No. 4”) among the Company, B&S AG, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The Amendment No. 4 amends the Revolving Credit Agreement, dated as of September 27, 2019, among the Company, B&S AG, the other subsidiary borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto and the Agent (such agreement, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of November 15, 2019, Amendment No. 2 to Revolving Credit Agreement dated as of January 29, 2020, and Amendment No. 3 to Revolving Credit Agreement dated as of April 21, 2020, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by the Amendment No. 4, the “Credit Agreement”). The Amendment No. 4 amends certain provisions of the Existing Credit Agreement to, among other things, (a) during the period commencing on the effective date of the Amendment No. 4 and ending on July 26, 2020, (i) suspend the requirement that the Company maintain a consolidated fixed charge coverage ratio of no less than 1.0 to 1.0 whenever its borrowing availability under the revolving credit facility is less than $50 million and (ii) instead require the Company and its subsidiaries to maintain at least $12.5 million of borrowing availability under the revolving credit facility; (b) increase the amount that the Company and its subsidiaries may borrow outside of the Credit Agreement to an amount equal to the greater of $300 million and 22.5% of the Company’s consolidated total assets (this amount is in addition to amounts borrowed pursuant to specific exceptions under the Credit Agreement); (c) reduce the maximum aggregate amount available for borrowing or letters of credit under the revolving credit facility that the Existing Credit Agreement contemplated by $25 million to $600 million; (d) increase the applicable margins paid to lenders as part of the variable interest rates for both LIBOR and base rate borrowings by 100 basis points in each case; (e) incorporate a LIBOR floor equal to 1.0%; (f) add certain events of default, including with respect to raising capital; and (g) impose certain financial, operational and liquidity maintenance and reporting obligations on the Company.

The foregoing description of the Amendment No. 4 does not purport to be a complete description and is qualified in its entirety by reference to the Amendment No. 4 filed herewith as Exhibit 10.2 and incorporated herein by reference.

On April 27, 2020, after the effectiveness of the Amendment No. 4, the Company and its subsidiaries had $366.8 million of borrowings and $52.8 million of letters of credit outstanding under the Credit Agreement.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 is incorporated herein by reference.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit No.	Description
10.1
Amendment No. 3 to Revolving Credit Agreement, dated as of April 21, 2020, among Briggs & Stratton Corporation, Briggs & Stratton AG, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Amendment No. 4 to Revolving Credit Agreement, dated as of April 27, 2020, among Briggs & Stratton Corporation, Briggs & Stratton AG, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	May 1, 2020	/s/ Mark A. Schwertfeger
Mark A. Schwertfeger
Senior Vice President and Chief Financial Officer Duly Authorized Officer

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